UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 14, 2019

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, Ritchie Bros. Auctioneers Incorporated (the “Company”) announced the appointment of Ann Fandozzi as the Company’s Chief Executive Officer and member of the Company’s board of directors (the “Board”) effective January 6, 2020. Ms. Fandozzi was CEO of ABRA Auto Body and Glass (2016 to 2019), a national damaged vehicle repair company. Prior to joining ABRA, she was the CEO of vRide (2012 to 2016), a carpooling platform that works with private and public employers to save their employees time and money. Prior to these CEO roles, Ms. Fandozzi served in several executive positions for Whirlpool, including eBusiness, Direct-to-Consumer, and Sears/Kenmore. Ms. Fandozzi joined Whirlpool from DaimlerChrysler, where she led the Global Family Vehicle business and is credited with the invention and development of the Stow-N-Go fold flat seats. Earlier in her career, she gained significant experience in consumer marketing, product development and engineering at Ford Motor Company, McKinsey & Company and Lockheed Martin Corporation. She served on the board of Pinnacle Foods, a publicly traded packaged food company that was acquired by ConAgra, and is a board member of Ghost Robotics, a robotics start-up. Ann is also a frequent speaker on technology, transportation, and green/environmental topics. She holds a B.S. in Engineering from Stevens Institute of Technology, as well as a master’s degree in Systems Engineering and an MBA from The Wharton School of the University of Pennsylvania. Ms. Fandozzi’s substantial experience in business and as a chief executive have led the Board to appoint Ms. Fandozzi as a director. Ms. Fandozzi will hold the office of Chief Executive Officer and will serve as a director until her successor for each such role shall be duly appointed and qualified, or until her earlier resignation or removal.

A copy of the press release announcing Ms. Fandozzi’s appointment is attached as Exhibit 99.1 to this report.

In connection with Ms. Fandozzi’s appointment as Chief Executive Officer, Ritchie Bros. Auctioneers (Canada) Ltd. (the “Employer”) and Ms. Fandozzi entered into an employment agreement (the “Employment Agreement”) on December 14, 2019, with a commencement date of January 6, 2020 (the “Commencement Date”). Under the terms of the Employment Agreement, Ms. Fandozzi is entitled to: (i) an annual base salary of $900,000; (ii) an annual bonus opportunity (an “STI Bonus”) with a target amount equal to 125% of her base salary (with a maximum payout opportunity of 250% of base salary) consistent with the terms of the Company’s Short-Term Incentive Bonus Plan (the “STI Plan”); and (iii) an annual long-term incentive grant equal to 350% of her base salary (or such greater percentage as determined by the applicable plan administrator) to be comprised of between 50% to 100% of performance share units and the remainder, if any, of stock options. The performance share units will vest on the third anniversary of their grant date based on pre-established performance criteria, and the options, if any, will vest in three equal installments on the first, second and third anniversaries of the grant date.

In addition, Ms. Fandozzi will receive (i) a one-time grant of options in respect of a number of shares of the Company’s common stock equal to $500,000 on the Commencement Date (the “Sign-On Options”), (ii) a one-time grant of performance share units with a value of $500,000 on the Commencement Date (the “Sign-On PSUs”). The Sign-On Options will vest as to all of the shares on the third anniversary of the Commencement Date. The Sign-On PSUs will vest on the third anniversary of their grant date based on pre-established performance criteria. The Employer will also reimburse Ms. Fandozzi for up to $50,000 in 2020 for professional services fees incurred in the negotiation of the Employment Agreement and related tax planning and compliance, and up to $10,000 per annum thereafter.

The Employer may terminate Ms. Fandozzi for “cause,” as defined in the Employment Agreement, without any payment in lieu thereof, with at least 10 days’ notice in certain circumstances. Ms. Fandozzi may terminate her employment for “good reason,” as defined in the Employment Agreement with at least 90 days’ prior written notice, subject to a cure period of 30 days. Ms. Fandozzi may also resign her employment under the Employment Agreement with three months’ notice.

If Ms. Fandozzi’s employment is terminated without “cause” or “with good reason,” during the first year following the Commencement Date, Ms. Fandozzi will be entitled to:

•	one year’s base salary, plus one year’s target STI Bonus;
•	the Sign-On Options and any other outstanding stock options held by Ms. Fandozzi will vest in full;
•	an STI Bonus for the year of termination, pro-rated through the date of termination;
•	continuation of PSUs and any other equity awards in accordance with the applicable plan(s); and
•	continued extended health and dental benefits coverage for up to one year after termination of her employment or the date on which she begins new full-time employment.

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If Ms. Fandozzi’s employment is terminated without “cause” or “with good reason,” after the first year following the Commencement Date, Ms. Fandozzi will be entitled to:

•	two years’ base salary, plus two years’ target STI Bonus;
•	the Sign-On Options and any other outstanding stock options held by Ms. Fandozzi will vest in full;
•	an STI Bonus for the year of termination, pro-rated through the date of termination;
•	continuation of PSUs and any other equity awards in accordance with the applicable plan(s); and
•	continued extended health and dental benefits coverage for up to one year after termination of her employment or the date on which she begins new full-time employment.

The Employment Agreement provides that none of the foregoing payments will be made unless Ms. Fandozzi must sign, and not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

Under the Employment Agreement, Ms. Fandozzi is prohibited from soliciting an employee of Employer to leave his or her employment with Employer or soliciting certain clients or customers of the Employer during a period of 12 months following termination, if termination occurs in the first year of employment, or 24 months following termination, if termination occurs after the first year of employment. Further, the Employment Agreement prohibits Ms. Fandozzi from competing against the Employer in Canada for a period of 24 months following termination. The Employment Agreement also prohibits Ms. Fandozzi from disclosing confidential information relating to the Employer.

Contemporaneously with entry into the Employment Agreement, the Employer and Ms. Fandozzi entered into a change of control agreement (the “Change of Control Agreement”). For purposes of the Change of Control Agreement, a “change of control” means:

•	the acquisition or accumulation of beneficial ownership of more than 50% of the Company’s voting shares by a person or a group of persons acting jointly or in concert, or the acquisition or accumulation of beneficial ownership of more than 50% of the Employer’s voting shares by a person or a group of persons (other than the Company) acting jointly or in concert;
•	a person, or a group of persons acting jointly or in concert, holding at least 25% of the Company’s voting shares and being able to change the composition of the Board by having their nominees elected as a majority of the Board, or a person, or a group of persons acting jointly or in concert, holding at least 25% of the Employer’s voting shares and being able to change the composition of the board of directors of the Employer by having their nominees elected as a majority of the board of directors; or
•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company or the Employer, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement.

Upon a “double trigger,” which requires a change of control and either (i) termination by the Employer without “cause” or within two years following a change of control, or (ii) termination by Ms. Fandozzi for “good reason” upon a change of control or within one year following a change of control. Following a double-trigger event, Ms. Fandozzi would be entitled to a lump sum cash amount equal to the aggregate of two times base salary, two times Ms. Fandozzi’s then STI Bonus target, two times the annual premium cost that would be incurred by the Employer to continue to provide to Ms. Fandozzi all health, dental and life insurance benefits provided immediately before her termination, any earned and unpaid base salary and vacation pay to the termination date, and an amount calculated by dividing by 365 Ms. Fandozzi’s STI Bonus at the target amount in the fiscal year during which termination occurs, and multiplying by the number of days completed in the fiscal year as of the termination date. In addition, all Sign-On Options and any other outstanding stock options held by Ms. Fandozzi will vest in full, and all PSUs and any other equity awards will continue in accordance with the applicable plan(s). The Change of Control Agreement also provides that no payments will be made unless Ms. Fandozzi must sign, and not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

The Company and Ms. Fandozzi also entered into an indemnity agreement contemporaneously with entry into the Employment Agreement, pursuant to which the Company agreed to indemnify Ms. Fandozzi in connection with claims and proceedings involving her service as a director or officer of the Company and its subsidiaries.

Ms. Fandozzi has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Ms. Fandozzi does not have a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release, dated December 16, 2019 issued by Ritchie Bros. Auctioneers Incorporated
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

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EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated December 16, 2019 issued by Ritchie Bros. Auctioneers Incorporated
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2019	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

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